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Exhibit 10.1
INTERCONTINENTIALEXCHANGE, INC.
EXECUTIVE BONUS PLAN
     Section 1. Purpose. The purpose of the ICE, Inc. Executive Bonus Plan (the “Plan”) is provide an incentive to attract, retain and reward selected executive officers of IntercontinentalExchange, Inc. (“ICE”) and its subsidiaries and affiliates (together with ICE, and their and its successors and assigns, the “Company”) to contribute to the Company’s growth and profitability. It is intended that any Bonus (as defined in Section 5(b)) payable under this Plan be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and this Plan shall be limited, construed and interpreted accordingly.
     Section 2. Administration.
     (a) General. Subject to Section 2(d), this Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of ICE (the “Board”), whose members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of ICE, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3). Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.
     (b) Role of the Committee. The Committee shall have complete control over the administration of this Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under this Plan, including designating individuals as participants in this Plan in accordance with Section 4 and allocating a percentage of the Incentive Pool (as defined in Section 5(a)) to each Participant in accordance with Section 5(a); (ii) construe, interpret and implement this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations governing its own operations; (iv) make all determinations and take all actions necessary or advisable in administering this Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a)) and certifying the size of the Incentive Pool; (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) amend this Plan to reflect changes in or interpretations of applicable law, rules or regulations.
     (c) Procedures; Decisions Final. Actions of the Committee shall be made by the vote of a majority of its members. The determination of the Committee on all matters relating to this Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.
     (d) Delegation. The Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder if such delegation would cause any Bonus payable under this Plan not to be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, and any such attempted delegation shall not be effective and shall be void ab initio.
     (e) No Liability. No member of the Board or the Committee or any employee of the Company (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan, any Award or any Bonus. Each Covered Person shall be indemnified and held harmless by ICE against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under this Plan and against and from any and all amounts paid by such Covered Person, with ICE’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that ICE shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once ICE gives notice of its intent to assume the defense, ICE shall have sole control over such defense with counsel of ICE’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of, and shall not be deemed to limit or modify, any other rights of indemnification or the advancement of expenses to which Covered Persons may be entitled under ICE’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that ICE may have to indemnify such persons or hold them harmless.
     Section 3. Performance Period.
     The Committee shall designate the periods (each a “Performance Period”) with respect to which a Participant may be granted the opportunity to earn one or more payouts (his or her “Bonus”) to the extent consistent with Treasury Regulation Section 1.162-27(e)(2). The first Performance Period shall commence no earlier than January 1, 2009. Unless otherwise determined by the Committee, the Performance Period shall be ICE’s fiscal year. Performance Periods must be consecutive and may not overlap.
     Section 4. Eligibility and Participation.
     (a) Participants. Before the 90th day after the beginning of the Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the “Participation Date”), the Committee shall designate those executive officers of the Company who shall participate in this Plan for each Performance Period (the “Participants”).
     (b) Changes During a Performance Period. Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from this Plan for that Performance Period and (ii) before the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)) to add Participants to this Plan for a particular Performance Period.
     Section 5. Bonus Amounts.
     (a) Bonus Pool. For each Performance Period, a bonus pool (the “Incentive Pool”) shall be established equal to 3.0% of ICE’s EBITDA (as defined below). By the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)), the Committee shall allocate, in its sole discretion, a percentage of the Incentive Pool to each Participant for the Performance Period (the Participant’s “Award”); provided, however, that the Award for any Participant may not exceed 60% of the total Incentive Pool and the sum of the Awards for the Incentive Pool for all Participants cannot exceed 100% of the total Incentive Pool. For purposes of this Plan, the term “EBITDA” means, for the applicable Performance Period, ICE’s earnings before interest, taxes, depreciation and amortization, the components of which are reported in ICE’s annual report to stockholders or as otherwise publicly reported.
     (b) Committee Discretion to Determine Bonus. The Committee has the sole discretion to determine whether all or any portion of a Participant’s Award will be paid, and the specific amount, if any, to be paid to each Participant, subject in all cases to the terms, conditions and limits of this Plan. The Committee may, at any time, establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce the Award amount for any Participant for a particular Performance Period at any time before the payment of Awards to Participants. In no event, may the portion of the Incentive Pool allocated to a Participant pursuant to Section 5(a) be increased in any way, including as a result of the reduction of any other Participant’s allocated portion. The portion of an Award that the Committee determines to pay to a Participant for a Performance Period, is herein referred to as his or her “Bonus”.
     (c) Maximum Bonus. Notwithstanding anything to the contrary in Section 5(b), under no circumstances shall the Bonus payable to any single Participant for any fiscal year exceed $6,000,000.00.
     (d) Certification. Following the completion of each Performance Period and before any Bonus payment, the Committee shall certify in writing the size of the Incentive Pool for the Performance Period and certify the amount of each Participant’s Award (i.e., the amount equal to the percentage of the Incentive Pool allocated to the Participant pursuant to Section 6(a)).
     (e) Termination During a Performance Period. If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period, the Participant shall not be entitled to any Bonus under this Plan unless otherwise provided in the terms of the Award or otherwise determined by the Committee if the termination is due to death or disability.
     Section 6. Payment of Bonus Amount.
     Each Participant’s Bonus shall be payable by the Company, in the discretion of the Committee, in cash and/or a ICE equity-based award of equivalent value (provided that in determining the number of shares of ICE common stock, par value $0.01 per share (the “Common Stock”) (whether restricted or unrestricted) that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of the Common Stock on the last trading day before such grant (with fractional shares being rounded down to the nearest whole share)). The cash portion of the Bonus (i) shall be paid by March 15th of the fiscal year after the fiscal year in which the Performance Period in which they are earned is completed, generally at such time as bonuses are paid by ICE for the relevant fiscal year, but not before the Committee certifies in writing the size of the Incentive Pool for such Performance Period, unless otherwise determined pursuant to Section 7(n) and (ii) shall be paid in U.S. dollars. Any equity-based award shall be granted under a stockholder-approved equity-based compensation plan subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.
     No Participant shall have any right to payment of any amounts under this Plan unless and until the Committee determines (i) the amount of such Participant’s Bonus, (ii) that such Bonus shall be paid and (iii) the method and timing of its payment.
     Section 7. General Provisions.
     (a) Amendment, Termination, Etc. The Board or the Compensation Committee may at any time suspend or terminate this Plan or revise or amend it in any respect whatsoever, except that no suspension, termination, amendment or revision may cause an Award not to be deductible under, or to cease to be deductible under, Section 162(m) of the Code. In addition, no amendment that would require stockholder approval under applicable law (including, without limitation, in order for any Bonus paid pursuant to this Plan to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code) or stock exchange rules shall be effective without the approval of the stockholders of ICE as required by such law (including, without limitation, Section 162(m) of the Code and the regulations thereunder) or stock exchange rules.
     (b) Nonassignability. No rights of any Participant under this Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void and shall not be recognized or given effect by the Company.
     (c) No Rights to Awards; No Employment Rights. Nothing in this Plan shall be construed to give any person any right to be granted an Award. Nothing in this Plan or any other action take pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will utilize any Participant’s services for any time, or in any position, or at any particular rate of compensation, nor shall this Plan confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.
     (d) Choice of Forum.
     (1) Jurisdiction. The Company and each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or Federal court located in Atlanta, Georgia over any suit, action or proceeding arising out of or relating to or concerning this Plan. The Company and each Participant, as a condition to such Participant’s participation in this Plan, acknowledge that the forum designated by this Section 7(d) has a reasonable relation to this Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 7(d).
     (2) Acceptance of Jurisdiction. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in this Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 7(d)(1), (iii) undertake not to commence any action arising out of or relating to or concerning this Plan in any forum other than the forum described in this Section 7(d) and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Participant.
     (3) Service of Process. Each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably appoints the General Counsel of ICE as such Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Plan, who shall promptly advise such Participant of any such service of process.
     (4) Confidentiality. Each Participant, as a condition to such Participant’s participation in this Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 7(d), except that a Participant may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).
     (e) Waiver of Jury Trial. EACH PARTICIPANT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLAN.
     (f) Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts wholly made and performed in the State of Georgia, except to the extent superseded by Federal law.
     (g) Tax Withholding. In connection with any payments to a Participant or other event under this Plan that gives rise to a Federal, state, local or other tax withholding obligation relating to this Plan (including, without limitation, FICA tax), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to this Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy the amount required by law to be withheld.
     (h) Severability. If any provision of this Plan, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.
     (i) No Third Party Beneficiaries. This Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.
     (j) Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).
     (k) Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

     (l) Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.
     (m) Plan Subject to Stockholder Approval. This Plan is adopted subject to the approval of the stockholders of ICE at the Company’s 2009 Annual Meeting of Stockholders in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4), and no Bonus shall be payable hereunder absent such stockholder approval.
     (n) Section 409A of the Code. To the extent that any Bonus payment is not exempt from the application of the requirements of Section 409A of the Code, this Plan and the provision of the Bonus shall be construed and interpreted in a manner so as to comply with such requirements. In particular, to the extent that any payment to be made to a Participant in connection with the Participant’s separation from service with the Company (within the meaning of Section 409A of the Code) would be subject to the additional tax of Section 409A of the Code, the payment will be delayed until six months after such Participant’s separation from service (or earlier death, disability or change in control event (each within the meaning of Section 409A of the Code)).
     (o) No Funding. The Company will be under no obligation to fund or set aside amounts to pay obligations under this Plan. Participants will have no rights to any amounts under this Plan other than as a general unsecured creditor of the Company.
     (p) No Rights to Other Payments; No Limitation on Other Payments. The provisions of this Plan provide no right or eligibility to a Participant to any other payouts from the Company under any other alternative plans, schemes, arrangements or contracts the Company may have with any employees or group of employees of the Company. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.
     (q) No Effect on Benefits. Grants and payments under this Plan will constitute special discretionary incentive payments to the Participants and will not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company or such other arrangement specifically provides otherwise.
     (r) Term of Plan. This Plan will continue until suspended, discontinued or terminated by the Board or the Compensation Committee in its sole discretion.
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     IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of March 6 by ICE, it has caused the same to be signed by its duly authorized officer this 6th day of March 2009.

INTERCONTINENTALEXCHANGE, INC.
/s/ Jeffrey C. Sprecher
Jeffrey C. Sprecher
Chairman and Chief Executive Officer